UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 23, 2012

EnergySolutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33830	51-0653027
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

423 West 300 South
Suite 200
Salt Lake City, Utah	84101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(801) 649-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On May 23, 2012, EnergySolutions, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, 75,774,066 shares, or approximately 85% of the 89,178,664 issued and outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting, were present in person or by proxy.  The final voting results for each of the proposals submitted to a vote of Company stockholders at the Annual Meeting are set forth below:

Proposal 1.  The nine nominees below, each of whom was an incumbent director, were elected as directors of the Company, each to serve for a one-year term expiring at the annual meeting of stockholders following the fiscal year ending December 31, 2012 or until their successors shall have been duly elected and qualified.  The votes cast for or withheld, and broker non-votes tallied, with respect to each nominee were as follows:

Name	For	Withheld	Broker Non-Votes
Steven R. Rogel	58,907,228	1,854,004	15,012,834
J. Barnie Beasley, Jr.	60,267,288	493,944	15,012,834
Val J. Christensen	60,232,129	529,103	15,012,834
Pascal Colombani	58,378,895	2,382,337	15,012,834
J.I. “Chip” Everest, II	58,961,911	1,799,321	15,012,834
David J. Lockwood	58,856,596	1,904,636	15,012,834
Clare Spottiswoode	55,403,572	5,357,660	15,012,834
Robert A. Whitman	58,908,029	1,853,203	15,012,834
David B. Winder	60,247,135	514,097	15,012,834

Proposal 2.  The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was ratified by the following voting results:

For	Against	Abstain	Broker Non-Votes
75,225,703	435,412	112,951	0

Proposal 3. The compensation of the Company’s named executive officers was approved by a non-binding advisory vote as follows:

For	Against	Abstain	Broker Non-Votes
35,214,585	25,287,818	258,829	15,012,834

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnergySolutions, Inc.

Dated: May 25, 2012	By	/s/ David G. Angerbauer
David G. Angerbauer Executive Vice President, Chief Administrative Officer, General Counsel & Corporate Secretary